                                                                    EXHIBIT 4.3






                             NBC CAPITAL CORPORATION

                          SALARY REDUCTION THRIFT PLAN

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                             NBC CAPITAL CORPORATION

                          SALARY REDUCTION THRIFT PLAN

                                      INDEX

                                                                            Page

ARTICLE I - FORMAT AND DEFINITIONS ........................................    1
  FORMAT ..................................................................    1
  DEFINITIONS .............................................................    1

ARTICLE II - PARTICIPATION ................................................   16
  ACTIVE PARTICIPANT ......................................................   16
  lNACTIVE PARTICIPANT ....................................................   17
  CESSATION OF PARTICIPATION ..............................................   17
  ADOPTING EMPLOYERS - SINGLE PLAN ........................................   17

ARTICLE III - CONTRIBUTIONS................................................   18
  EMPLOYER CONTRIBUTIONS ..................................................   18
  ROLLOVER CONTRIBUTIONS ..................................................   20
  FORFEITURES .............................................................   21
  ALLOCATION ..............................................................   21
  CONTRIBUTION LIMITATION .................................................   23
  EXCESS AMOUNTS ..........................................................   30

ARTICLE IV - INVESTMENT OF CONTRIBUTIONS ..................................   41
  lNVESTMENT DIRECTION ....................................................   41
  ERISA SECTION 404(c) ....................................................   42
  INVESTMENT IN QUALIFYING EMPLOYER SECURITIES ............................   43
  ADMINISTRATION OF CONTRIBUTIONS .........................................   45

ARTICLE V - LOANS AND OTHER WITHDRAWALS ...................................   45
  WITHDRAWALS .............................................................   45
  LOANS TO PARTICIPANTS ...................................................   46
  DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS .................   50

ARTICLE VI - DISTRIBUTION OF BENEFITS .....................................   51
  FORMS OF DISTRIBUTION ...................................................   51
  AMOUNT OF DISTRIBUITON ..................................................   51
  TIME OF DISTRIBUTION ....................................................   51
  DISTRIBUTION OF SMALL AMOUNTS ...........................................   51
  CONSENT REQUIREMENTS ....................................................   52
  BENEFICIARY DESIGNATION .................................................   52

ARTICLE VII - DISTRIBUTION TIMING REQUIREMENTS ............................   52
  DEFINITIONS .............................................................   52
  DISTRIBUTION TIMING REQUIREMENTS ........................................   54
  TRANSITIONAL RULE .......................................................   54

ARTICLE VIII - TERMINATION OF THE PLAN ....................................   55

ARTICLE IX - ADMINISTRATION OF THE PLAN ...................................   57
  ADMINISTRATION ..........................................................   57
  EXPENSES ................................................................   57
  RECORDS .................................................................   58


                                       i

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  CLAIM AND APPEAL PROCEDURES .............................................   58
  VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES .....................   59
  PREPARTICIPATION SERVICE ................................................   59

ARTICLE X - GENERAL PROVISIONS ............................................   59
  AMENDMENTS ..............................................................   59
  DIRECT ROLLOVERS ........................................................   60
  MERGERS AND DIRECT TRANSFERS ............................................   60
  PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES ....................   61
  EMPLOYMENT STATUS .......................................................   62
  RIGHTS TO PLAN ASSETS ...................................................   62
  NONALIENATION OF BENEFITS ...............................................   62
  CONSTRUCTION ............................................................   62
  CHOICE OF LAW ...........................................................   63
  WORD USAGE ..............................................................   63
  MILITARY SERVICE ........................................................   63

ARTICLE XI - TOP-HEAVY PLAN REQUIREMENTS ..................................   63
  APPLICATION .............................................................   63
  DEFINITIONS .............................................................   64
  MODIFICATION OF CONTRIBUTIONS ...........................................   67
  MODIFICATION OF CONTRIBUTION LIMITATION .................................   69

                                  INTRODUCTION

         The Primary Employer first established a profit-sharing plan on January 1, 1966.

         The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. This restatement is effective October 1, 2001, or such earlier dates as may be set forth below.

         To the extent required by law, this restatement is made retroactively to reflect the law changes made through the Internal Revenue Service Restructuring and Reform Act of 1998. The provisions of this Plan apply as of the effective date of the restatement except as provided in the attached addendums which reflect the operation of the Plan between the effective date of the restatement and the date this restatement is adopted and identify those provisions which are not amended retroactively.

                                    ARTICLE I

                             FORMAT AND DEFINITIONS

SECTION 1.01 - FORMAT.

        Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

SECTION 1.02 - DEFINITIONS.

         Account means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

         (a)   Elective Deferral Contributions;

         (b)   Matching Contributions;

         (c)   Qualified Nonelective Contributions;

         (d)   Other Employer Contributions; or

         (e)   Rollover Contributions

If the Participant's Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

         A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

         Accrual Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1966.

         ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of
Article III.

         Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

         Adopting Employer means an employer which is a Controlled Group member and which is listed in the ADOPTING EMPLOYERS - SINGLE PLAN SECTION of Article II.

         ADP Test means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph 1c) of the EXCESS AMOUNTS SECTION of
Article III.

         Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

         Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

         Annual Compensation means, for a Plan Year, the Employee's Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

         Annual Compensation shall only include Compensation received while an Active Participant.

         Annuity Contract means the annuity contract or contracts into which the Trustee enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

         Annuity Starting Date means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

         Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies.

         Break in Service means a Plan Year during which a Participant is not credited with more than 500 Hours of Service and is not employed on the last day of the year.

         Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

         Code means the Internal Revenue Code of 1986, as amended.

         Compensation means the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer during any specified period, except that for purposes of determining Elective Deferral, Matching, Qualified Nonelective and other Employer Contributions hereunder, Compensation shall be adjusted as follows:

          (a) Compensation shall include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). For years beginning after December 31, 1997, elective contributions shall also include amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Employee under Code Section 132(f)(4).

          (b) Compensation shall exclude deferred compensation contributed to an arrangement not otherwise specified in subparagraph (a), the value of taxable fringe benefits, the value of extraordinary reimbursements and the value of stock-based incentive compensation.

         "Earnings" as used in this definition means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the

Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

     For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

     For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

     If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

     Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

     Compensation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before January 1, 1966.

     Contributions means Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, Discretionary Contributions, or Rollover contributions as set out in Article III, unless the context clearly indicates only specific contributions are meant.

     Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code

Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

         Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         Discretionary Contributions means discretionary contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of
Article III.

         Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         Early Retirement Age means a Participant's age on the date he (a) has attained age 55, or (b) has completed 10 years of Vesting Service.

         Early Retirement Date means the first day of any month before a Participant's Normal Retirement Date which the Participant selects for the start of his retirement benefits. This day may be on or after the date on which he ceases to be an Employee and reaches Early Retirement Age. If a Participant ceases to be an Employee before satisfying any age requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect an early retirement benefit upon satisfying such age requirement.

         Elective Deferral Contributions means contributions made by the Employer to fund this Plan in accordance with elective deferral agreements between Eligible Employees and the Employer.

         Elective deferral agreements shall be made, changed, or terminated according to the provisions of the EMPLOYER CONTRIBUTIONS SECTION of Article III.

         Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401 (k) when made. See the WHEN BENEFITS START SECTION of Article V.

         Eligibility Service means the 12-month period measured from the date an Employee first performs an Hour of Service and each anniversary of that date. Eligibility Service shall include:

               (a) A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.

               (b) An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

         Eligible Employee means any common law Employee of the Employer, determined by the Plan Administrator (or its designee) in accordance with the Employer's standard personnel practices and policies and without regard to any subsequent recharacterization, whether by audit, litigation, settlement or other form of proceeding. The term Eligible Employee shall not include:

               (a) Any person subject to a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining thereunder.

               (b)  Any independent contractor or temporary worker.

               (c)  Any nonresident alien.

         Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received before December 31, 1998; (iv) the portion of any other distribution(s) that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

         Employee means a common law employee who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o). Status as a common law employee hereunder shall be determined by the Plan Administrator (or its designee) in accordance with the Employer's standard personnel practices and policies. Such status shall be determined without regard to any subsequent recharacterization, whether by audit, litigation, settlement or other form of proceeding.

         Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any predecessor employer that maintained this Plan.

         Employer Contributions means Elective Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, Discretionary Contributions, as set out in Article III and contributions made by the Employer to fund this Plan in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article Xl, unless the context clearly indicates only specific contributions are meant.

         Employment Commencement Date means the date an Employee first performs an Hour-of-Service.

         Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Fiscal Year means the Primary Employer's taxable year. The last day of the Fiscal Year is December 31st.

         Forfeiture means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

         Forfeiture Date means the date on which a Participant is deemed to forfeit the nonvested portion of his Accounts. A Participant's Forfeiture Date shall be the earlier of the date on which the Participant receives or is deemed to receive a distribution of his Vested Account or the date on which the Participant incurs a Break in Service.

         Highly Compensated Employee means any Employee who:

               (a) was a 5% owner at any time during the year or the preceding year, or

               (b) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

         For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5% owner.

         In determining who is a Highly Compensated Employee, the Employer does not make a top-paid group election. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

         Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code
Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance). The consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer.

         The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

         In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5% owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

         Hour-of-Service means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed

                    (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the
                    Employee:

                    (1) for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

                    (2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

                    (3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically-related expenses incurred by him.

         For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph
              (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

         The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

     Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c),
(m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

     Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

     Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

     Insurer means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

     Investment Fund means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under the Trust Agreement.

     The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

     The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

     Late Retirement Date means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a

Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of
Article V.

         Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

         A Leased Employee shall not be considered an Employee of the recipient if:

         (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but for years beginning before January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and

         (b) Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

         Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program. The Loan Administrator is the Plan Administrator.

         Matching Contributions means contributions made by the Employer to fund this Plan which are contingent on a Participant's Elective Deferral Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

         Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

         Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan. The Named Fiduciary is the Employee Benefits Committee.

         Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

     Nonvested Account means the excess, if any, of a Participant's Account over his Vested Account.

     Normal Retirement Age means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 65.

     Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See the WHEN BENEFITS START SECTION of Article V.

     Parental Absence means an Employee's absence from work:

     (a)  by reason of pregnancy of the Employee,

     (b)  by reason of birth of a child of the Employee,

     (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

     (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     Participant means either an Active Participant or an Inactive Participant.

     Period of Military Duty means, for an Employee:

     (a)  who served as a member of the armed forces of the United States, and

     (b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code, the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

     Plan Administrator means the person or persons who administer the Plan. The Plan Administrator is the Employer, acting through its Employee Benefits Committee. Notwithstanding any provision of the Plan to the contrary, the Employee Benefits Committee may delegate all or any portion of the power and authority granted to the Plan Administrator hereunder to one or more officers or employees of the Employer. Any such delegation may be made orally or in writing.

         Plan Fund means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants' Accounts under the Plan.

         Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

         Primary Employer means NBC Capital Corporation.

         Qualified Nonelective Contributions means contributions made by the Employer to fund this Plan (other than Elective Deferral Contributions) which are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the EMPLOYER CONTRIBUTIONS SECTION of Article III and the WHEN BENEFITS START SECTION of Article V.

         Qualifying Employer Securities means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

         Qualifying Employer Securities Fund means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

         Quarterly Date means each Yearly Date and the third, sixth, and ninth Monthly Date after each Yearly Date which is within the same Plan Year.

         Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

         Retirement Date means the date a retirement benefit will begin and is a Participant's Early, Normal, or Late Retirement Date, as the case may be.

         Rollover Contributions means the Rollover Contributions which are made by an Eligible Employee or an Inactive Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

         Totally and Permanently Disabled means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

         Trust Agreement means an agreement of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract.

         Trust Fund means the total funds held under the Trust Agreement.

         Trustee means the party or parties named in the Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

         Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

         Vested Account means the vested part of a Participant's Account, determined by multiplying his Vesting Percentage by the balance of his Accounts.

         Vesting Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1966.

         Vesting Percentage means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions. A Participant's Vesting Percentage is determined as follows:

              VESTING SERVICE                    VESTING PERCENTAGE
               (whole years)

             Less than 1 year                            0%
          1 year, but less than 2                       20%
         2 years, but less than 3                       40%
         3 years, but less than 4                       60%
         4 years, but less than 5                       80%
              5 years or more                           100%

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

         If a Participant terminates his employment and is reemployed before a Break in Service occurs, his Vesting Percentage shall be determined by aggregating his periods of Vesting Service.

         If a Participant terminates his employment and is reemployed after a Break in Service occurs, his Vesting Percentage for amounts contributed before and after the break shall be determined by aggregating his periods of Vesting Service, provided either of the following conditions is satisfied:

         (a) He was vested in any portion of his Accounts at the time of his termination; or

         (b) The duration of his absence is less than the greater of (i) five consecutive one-year Breaks in Services, or (ii) his initial period of employment.

Any forfeiture attributable to such Participant shall be restated by the Employer, first from other Forfeitures and the from Employer Contributions.

         If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of
Article X regarding changes in the computation of the Vesting Percentage shall apply.

         Vesting Service means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000 Hours-of-Service. A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period. An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

         Yearly Date means January 1, 1966, and the same day of each following year.

         Years of Service means an Employee's Vesting Service, disregarding any modifications which exclude service.

                                   ARTICLE II

                                  PARTICIPATION

SECTION 2.01 - ACTIVE PARTICIPANT.

          (a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Quarterly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

               (1) He has completed 3 months of Eligibility Service before his Entry Date.

               (2)  He is age 21 or older.

                    Each Employee who was an Active Participant on October 1, 2001, shall continue to be an Active Participant hereunder.

          (b) If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

          (c) In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

          (d) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

          (e) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

          (f) A former Employee shall become an Active Participant hereunder as of the Entry Date on which he satisfies the requirements of
               Section 2.01(a) after reemployment.

         There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02 - INACTIVE PARTICIPANT.

     An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

     (a)  the date the Participant ceases to be an Eligible Employee, or

     (b) the effective date of complete termination of the Plan under Article VIII.

     An Employee or former Employee who was an Inactive Participant under the Plan on October 1, 2001, shall continue to be an Inactive Participant. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03 - CESSATION OF PARTICIPATION.

     A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

SECTION 2.04 - ADOPTING EMPLOYERS - SINGLE PLAN.

     Each of the Controlled Group members listed below is an Adopting Employer. Each Adopting Employer listed below participates with the Employer in this Plan. An Adopting Employer's agreement to participate in this Plan shall be in writing.

     The Primary Employer has the right to amend the Plan; an Adopting Employer does not have the right to amend the Plan.

     If the Adopting Employer did not maintain its plan before its date of adoption specified below, its date of adoption shall be the Entry Date for any of its Employees who have met the requirements in the ACTIVE PARTICIPANT SECTION of Article II as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service. The Employer's Fiscal Year defined in the DEFINITIONS SECTION of Article I shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

     Contributions made by an Adopting Employer shall be treated as Contributions made by the Employer. Forfeitures arising from those Contributions shall be used for the benefit of all Participants.

     An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue a retirement plan for its Employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from the list below.

        If (i) an employer ceases to be an Adopting Employer or the Plan is amended to delete an Adopting Employer, and (ii) the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article VIII shall apply.

 NAME                                                 DATE OF ADOPTION
 National Bank of Commerce of Mississippi             January 1, 1966
 First National Finance Company                       January 1, 1999
 Galloway Chandler McKinney Insurance Agency, Inc.    October 1, 1999

                                   ARTICLE III

                                  CONTRIBUTIONS

SECTION 3.01 - EMPLOYER CONTRIBUTIONS.

        Employer Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Employer Contributions as described below:

          (a) The amount of each Elective Deferral Contribution for a Participant shall be equal to a portion of Compensation as specified in the elective deferral agreement. An Employee who is eligible to participate in the Plan may file an elective deferral agreement with the Employer. The Participant shall modify or terminate the elective deferral agreement by filing a new elective deferral agreement. The elective deferral agreement may not be made retroactively and shall remain in effect until modified or terminated.

         The elective deferral agreement to start or modify Elective Deferral Contributions shall be effective on the first day of the first pay period following the pay period in which the Participant's Entry Date (Reentry Date, if applicable) or any following date occurs. The elective deferral agreement must be entered into on or before the date it is effective.

         The elective deferral agreement to stop Elective Deferral Contributions may be entered into on any date. Such elective deferral agreement shall be effective on the first day of the pay period following the pay period in which the elective deferral agreement is entered into.

         Elective Deferral Contributions must be a whole percentage of Compensation and cannot be less than 1% nor more than 15% of Compensation.

         Elective Deferral Contributions are fully (100%) vested and nonforfeitable.

         (b) For Participants who have been employed with the Employer less than 20 years, the Employer shall make Matching Contributions in an amount equal to 50% of Elective Deferral Contributions. However, for Participants who have been employed with the Employer for 20 years or more, the Employer shall make Matching Contributions in an amount equal to 75% of Elective Deferral Contributions. Elective Deferral Contributions which are over 6% of Compensation won't be matched for all Participants.

         Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for the pay period. Matching Contributions are made for all persons who were Active Participants at any time during that pay period.

         Matching Contributions are subject to the Vesting Percentage.

         (c) Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by the Employer to be used to reduce Excess Aggregate Contributions and Excess Contributions, as defined in the EXCESS AMOUNTS SECTION of this article. If the Plan is treated as separate plans because it is mandatorily disaggregated under the regulations of Code
                  Section 401(k), a separate Qualified Nonelective Contribution may be determined for each separate plan.

         Qualified Nonelective Contributions are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made.

         (d) Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer.

         Discretionary Contributions are subject to the Vesting Percentage.

        No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS SECTION of this article, made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year.

        An elective deferral agreement (or change thereto) must be made in such manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits) and may not be made retroactively.

        Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

        A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and
Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A - ROLLOVER CONTRIBUTIONS.

        A Rollover Contribution may be made by an Eligible Employee or an Inactive Participant if the following conditions are met:

         (a) The Contribution is of amounts distributed from a plan that satisfies the requirements of Code Section 401(a) or from a "conduit" individual retirement account described in Code
                  Section 408(d)(3)(A). In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member, that satisfies the requirements of Code Section 401(a).

         (b) The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code
                  Section 401(a).

         (c) The Contribution is made in the form of a direct rollover under Code Section 401(a)(31) or is a rollover made under 402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

         (d) The Eligible Employee or Inactive Participant furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above.

        A Rollover Contribution shall be allowed in cash only and must be made according to procedures set up by the Plan Administrator.

        If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee until the time he meets all of the requirements to become an Active Participant.

        Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contributions consisting of voluntary contributions which were deducted from the Participant's gross income for Federal income tax purposes.

SECTION 3.02 - FORFEITURES.

         The Nonvested Account of a Participant shall be forfeited as of the Participant's Forfeiture Date. A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

        Forfeitures shall be determined at least once during each Plan Year. Forfeitures shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in the ALLOCATION SECTION of this article. Upon their allocation to Accounts, Forfeitures shall be deemed to be Employer Contributions. Forfeitures may also be applied to the payment of administrative expenses in accordance with the instructions of the Plan Administrator.

     If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received excluding any amount of such distribution resulting from Contributions which were 100% vested when made). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Breaks in Service which begin after the date of the distribution.

SECTION 3.03 - ALLOCATION.

        A person meets the allocation requirements of this section if he is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours-of-Service during the latest Accrual Computation Period ending on or before that date. A person shall also meet the requirements of this section if he was an Active Participant at any time during the Plan Year and retires, becomes Totally and Permanently Disabled, or dies.

        An Employee's service with a Predecessor Employer which did not maintain this Plan shall be included as service with the Employer for the purpose of determining his Hours-of-Service to be eligible for an allocation. This service excludes service performed while a proprietor or partner.

         Elective Deferral Contributions shall be allocated to Participants for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant's Account.

        Matching Contributions shall be allocated to the persons for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the person's Account.

        The discretionary Qualified Nonelective Contributions to be used to reduce excess amounts, as described in the EMPLOYER CONTRIBUTIONS SECTION of this article, shall be allocated as of the last day of the Plan Year only to Nonhighly Compensated Employees who were Active Participants at any time during the Plan Year. Such Contributions (or separate Contributions) shall be allocated first to the eligible person under the Plan (or separate plan) with the lowest Annual Compensation for the Plan Year, then to the eligible person under the Plan (or separate plan) with the next lowest Annual Compensation, and so forth, in each case subject to the applicable limits of the CONTRIBUTION LIMITATION SECTION of this article. This amount shall be credited to the person's Account.

        Discretionary Contributions plus any Forfeitures shall be allocated as of the last day of the Plan Year using Annual Compensation for the Plan Year. The amount allocated shall be determined as follows:

STEP ONE: This step one shall only apply in years in which the Plan is a Top-heavy Plan, as defined in the DEFINITIONS SECTION of Article XI, and the minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI is not being provided by other contributions to this Plan or another plan of the Employer.

The allocation in this step one shall be made to each person meeting the allocation requirements of this section and each person who is entitled to a minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article Xl. Each such person's allocation shall be an amount equal to the Discretionary Contributions plus any Forfeitures multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. Such amount shall not exceed 3% of such person's Annual Compensation. The allocation for any person who does not meet the allocation requirements of this section shall be limited to the amount necessary to fund the minimum contribution.

STEP TWO: The allocation in this step two shall be made to each person meeting the allocation requirements of this section. Each such person's allocation shall be equal to any amount remaining after the allocation in step one multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons.

This amount shall be credited to the person's Account.

        If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization which are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

SECTION 3.04 - CONTRIBUTION LIMITATION.

         (a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

         Annual Additions means the sum of the following amounts credited to a Participant's account for the Limitation Year:

                  (1)      employer contributions;

                  (2)      employee contributions; and

                  (3)      forfeitures.

         Annual Additions to a defined contribution plan shall also include the following:

                  (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code
                           Section 415(l)(2), which are part of a pension or annuity plan maintained by the Employer,

                  (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

                  (6)      allocations under a simplified employee pension.

         For this purpose, any Excess Amount applied under (e) and (k) below in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

         Compensation means wages within the meaning of Code Section 3401 (a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051 (a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

         For any Self-employed Individual, Compensation shall mean Earned
         Income.

         For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

         For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

         Defined Benefit Plan Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b)(1)(A) and (d), or (ii) 140% of the Highest Average Compensation, including any adjustments under Code Section 415(b)(5).

         Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
         Section 415 for all Limitation Years beginning before January 1, 1987.

         Defined Contribution Dollar Limitation means, for Limitation Years beginning after December 31, 1994, $30,000, as adjusted under Code
         Section 415(d).

         Defined Contribution Plan Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the Employer), and the denominator of which is the sum of the maximum aggregated amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of (i) 125% of the dollar limitation under Code Section 415(c)(1)(A) after adjustment under Code Section 415(d) or (ii) 35% of the Participant's Compensation for such year.

          If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code
          Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code
          Section 415(h)) or affiliated service groups (as defined in Code
          Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

          Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          Highest Average Compensation means the average Compensation for the three consecutive Limitation Years while he was an Employee (actual consecutive Limitation Years while he was an Employee, if employed less than three years) that produces the highest average.

          Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1966. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year)
         constitutes the Employer's adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

         (1)      The Defined Contribution Dollar Limitation, or

         (2)      25% of the Participant's Compensation for the Limitation Year.

         The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

         Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

               (1) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

               (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (b) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code
               Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (c) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          (d) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          (e) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

               (1) Any Elective Deferral Contributions that are not the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant.

               (2) If after the application of (1) above an Excess Amount still exists, any Elective Deferral Contributions that are the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant. Concurrently with the distribution of such Elective Deferral Contributions, any Matching Contributions which relate to any Elective Deferral Contributions distributed in the preceding sentence, to the extent such application would reduce the Excess Amount, will be applied as provided in (3) or (4) below:

               (3) If after the application of (2) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (4) If after the application of (2) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

          (f) This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

               (g) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in (c) above.

               (h) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

               (i) If pursuant to (h) above or as a result of the allocation of forfeitures or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code
                    Section 415, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

               (j) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                    (1) the total Excess Amount allocated as of such date, times

                    (2) the ratio of (i) the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

               (k) Any Excess Amount attributed to this Plan will be disposed of in the manner described in (e) above.

               (l) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Projected Annual Benefit shall be limited first. If the Participant's annual benefit(s) equal his Projected Annual Benefit, as limited, then Annual Additions to the defined contribution plan(s) shall be limited to the extent needed to reduce the sum to
                    1.0 in the same manner in which the Annual Additions are limited to meet the Maximum Permissible Amount. This subparagraph shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

SECTION 3.05 - EXCESS AMOUNTS.

          (a) Definitions. For the purposes of this section, the following terms are defined:

               ACP means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

               ADP means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

               Aggregate Limit means the greater of:

               (1)  The sum of:

                    (i) 125% of the greater of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

                    (ii) the lesser of 200% or 2% plus the lesser of such ADP or
                         ACP.

               (2)  The sum of:

                    (i) 125% of the lesser of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

                    (ii) the lesser of 200% or 2% plus the greater of such ADP or ACP.

         If the Employer has elected to use the current testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.

         Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

         Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP
         Test) made under the Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan which were not used in computing the Deferral Percentage. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

         Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

         Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective

     Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code
     Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

     Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the Plan for the Plan Year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

     Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

     (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

     Excess Contributions means, with respect to any Plan Year, the excess of:

     (1) The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

     (2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals.

     Excess Elective Deferrals means those Elective Deferral Contributions that are includable in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

     Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

     Participant Contributions means contributions made to the plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

     Qualified Matching Contributions means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code
     Section 401(k) when made.

     Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code
     Section 401(k) when made.

     (b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1st of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan of the Employer or a Controlled Group member. The Participant's claim for

               Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

          Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

          The Excess Elective Deferrals shall be adjusted for income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

          Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited.

          (c) ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

               (1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

                    (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                    (ii) The ADP for a Plan Year for Eligible Participants who
                         are Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                    B.   the difference between such ADPs is not more than 2.

          If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ADP shall be 3%, unless the Employer has elected to use the Plan Year's ADP for these Eligible Participants.

     (2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

          (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

               A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated employees for the Plan Year multiplied by 2, and

               B.   the difference between such ADP's is not more than 2.

          If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

          A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

          In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code
          Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

          For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

          The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

         Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

         Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

         The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

         Excess Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

         Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

         (d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

     (1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

          (i) The ACP for the Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

          (ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

               A. shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

               B.   the difference between such ACPs is not more than 2.

          If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ACP shall be 3%, unless the Employer has elected to use the Plan Year's ACP for these Eligible Participants.

     (2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

          (i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                    B.   the difference between such ACPs is not more than 2.

               If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence, or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

         A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

         Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP Test maintained by the Employer or a Controlled Group member, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described below for allocating Excess Aggregate Contributions so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Nonhighly Compensated Employees.

         The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401 (a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

         In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code
         Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

         For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

         Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

         Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

          The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year {as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

          Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant's Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts.

          (e) Employer Elections. The Employer has made an election to use the current year testing method.


                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

SECTION 4.01 - INVESTMENT DIRECTION.

          Participants shall direct the investment of the contributions designated below from among any guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles:

          (a)  Employer Contributions other than Elective Deferral
               Contributions: The Participant shall direct the investment of such Employer Contributions and transfer of amounts resulting from those Contributions.

          (b) Elective Deferral Contributions: The Participant shall direct the investment of Elective Deferral Contributions and transfer of amounts resulting from those Contributions.

          (c) Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of amounts resulting from those Contributions.

         To the extent that a Participant who has investment direction fails to give timely direction, the Plan Administrator shall direct the investment of his Account in a designated default investment option, without liability for loss of income or principal or investment opportunity.

         Investment instructions may be communicated to the Plan Administrator in writing or by other means acceptable to the administrator, including, without limitation, instructions transmitted through voice response or similar telephonic systems or instructions transmitted through electronic media or technology, such as internet and intranet systems. The Plan Administrator shall generally oversee the proper execution of such instructions, but the Employer may appoint one or more agents for the purpose of transmitting, receiving, and executing such instructions.

         The Plan Administrator shall direct the Trustee as to the investment of amounts that have not been allocated to Participants, if any.

SECTION 4.01a - ERISA SECTION 404(c).

         The investment provisions of the Plan are intended to comply with the provisions of ERISA Section 404(c) and to be interpreted and construed in a manner consistent with the regulations promulgated thereunder. Each Participant shall have exclusive responsibility for and control over the investment of amounts allocated to his or her Accounts. Neither the Employer, the Trustee nor the Plan Administrator shall have any duty, responsibility or right to aid or give investment advice concerning the investment of Accounts hereunder. To the maximum extent permitted by law, neither the Employer, the Trustee nor the Plan Administrator shall be responsible for any loss that may result from a Participant's exercise of control hereunder.

         The Plan Administrator shall designate one or more open or closed-end mutual funds, common or collective trust funds, group or master trusts, deposit funds, insurance contracts or guaranteed investment contracts ("GICs"), separate investment accounts or other collective or pooled arrangements for the investment of Accounts designated hereunder. The committee shall review the performance of such funds or arrangements, from time to time, and shall have the power and authority to modify the designation of such funds or arrangements, in its sole discretion.

         The Plan Administrator shall be the fiduciary required to be identified within the meaning of ERISA Section 404(c) and the regulations promulgated thereunder, to act as the person who, among other things, is responsible for the execution of investment instructions in accordance Section
4.01 hereof.

         The Plan Administrator shall furnish (or cause to be furnished) to each Participant the following information: (a) a disclosure that the Plan is intended to comply with ERISA Section 404(c); (b) a description of the investment options available under the Plan; (c) a description of the procedures applicable to investment instructions; (d) a summary of any fees or charges applicable to purchases or sales of investment options; and (e) the name, address and telephone number of the Plan Administrator. If a prospectus is available with respect to an investment option hereunder, the Plan Administrator shall furnish (or cause to be furnished) such prospectus to a Participant not later than the time of his or her initial investment in such option.

         Information may be delivered hereunder in writing or by other means acceptable to the Plan Administrator, including, without limitation, voice response or similar systems or other forms of electronic media or technology, such as via a website or other internet and intranet systems. Information shall be deemed furnished by the Plan Administrator if furnished or made available by an agent appointed by the Employer or the administrator.

SECTION 4.01b - INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

         The Trustee shall establish a Qualifying Employer Securities Fund, which shall be administered in accordance with the provisions of this Section 4.01b. Once an investment in the Qualifying Employer Securities Fund is made available to Participants, it shall continue to be available unless the Plan is amended to disallow such available investment. Each Participant's interest in the fund may, in the discretion of the Trustee, be expressed in units.

         For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the Qualifying Employer Securities Fund shall be valued by the Trustee at least as frequently as annually as of the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined by the Trustee in reliance upon generally accepted valuation principles, which shall include, if Qualifying Employer Securities are publicly-traded, the closing sales price of such securities as reported on the principal exchange or other listing service on which such securities are listed or traded. If such securities are not traded on any valuation date, fair market value shall mean the closing sales price of such securities as of the immediately preceding date on which such securities were traded.

         The price of Qualifying Employer Securities as of the date of any fund transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator.

         Cash dividends payable on the Qualifying Employer Securities shall be reinvested in additional shares of such securities. In the event of any cash or stock dividend or any stock split, such dividend or stock split shall be credited to the Accounts based upon the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

         The Trustee shall generally acquire and dispose of Qualifying Employer Securities in the open market on the date on which the Trustee receives in good order all information and documentation necessary to accurately effect any such transaction or, if later, the date on which the Trustee receives the transfer of the funds necessary to execute any such transaction. Such general rules shall not apply in the following circumstances:

     (a) If the Trustee is unable to determine the number of shares required to be purchased or sold on any day;

     (b) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on any day as a result of market conditions;

     (c) If the Trustee is prohibited by the Securities and Exchange Commission or other governing body from purchasing or selling any or all of the shares required to be purchased or sold on such day; or

     (d) If the Trustee is notified by the Employer that any such purchase or sale would violate any Federal or state securities law to which the Employer is subject.

For purposes of effecting any purchase or sale hereunder the Employer shall appoint (or cause the Trustee to appoint) a broker independent of the Employer.

         Notwithstanding the foregoing, the Plan Administrator shall be entitled to direct the Trustee to acquire or dispose of such securities directly from the Employer or by private purchase. In such event, the Plan Administrator shall ensure that the terms and conditions of any such acquisition or disposition constitute an exempt prohibited transaction as defined in Code Section 4975(d) and ERISA Section 408.

         The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act of 1933, as amended.

SECTION 4.02 - ADMINISTRATION OF CONTRIBUTIONS.

         The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested.

        The Employer shall pay to the Insurer or Trustee, as applicable, the Elective Deferral Contributions accumulated though payroll deduction by the earlier of (i) the date the Contributions can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant. The Employer shall deliver all other contributions not later than the due date, including extensions of the Employer's Federal income tax return for the year with respect to which such contributions relate.

         All Contributions are to be forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable.

                                    ARTICLE V

                           LOANS AND OTHER WITHDRAWALS

SECTION 5.01 - WITHDRAWALS.

        A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions. A Participant may make only two such withdrawals in any 12-month period.

        A Participant may withdraw any part of his Vested Account that results from his Elective Deferral Contributions in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions plus income allocable thereto credited to his Account as of December 31, 1988. Immediate and heavy financial need shall be limited to: (i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations.

        No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need. Such withdrawal shall be deemed necessary only if all of the following requirements are met: (i) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;
(iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and participant contributions will be suspended for at least 12 months after receipt of the hardship distribution; and
(iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution. The Plan will suspend elective contributions and participant contributions for 12 months and limit elective deferrals as provided in the preceding sentence. A Participant shall not cease to be an Eligible Participant, as defined in the EXCESS AMOUNTS SECTION of
Article III, merely because his elective contributions or participant contributions are suspended.

        A request for withdrawal shall be made in such manner and in accordance with such rules as the Employer will prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

 SECTION 5.02 - LOANS TO PARTICIPANTS.

        Loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

        A loan to a Participant shall be a Participant-directed investment of his Account. The portion of the Participant's Account held in the Qualifying Employer Securities Fund may be redeemed for purposes of a loan only after the amount held in other investment options has been depleted. The loan is a Trust Fund investment but no Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

        The number of outstanding loans shall be limited to one. No more than two loans shall be approved for any Participant in any 12-month period. The minimum amount of any loan shall be $1,000.

        Loans must be adequately secured and bear a reasonable rate of interest.

        The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

         (a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

         (b)      The greater of (1) or (2), reduced by (3) below:

                  (1)  One-half of the Participant's Vested Account.

                  (2)  $10,000.

                  (3) Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

        The foregoing notwithstanding, the amount of such loan shall not exceed 50% of the amount of the Participant's Vested Account. For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant's Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

         Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

        The loan shall by its terms require that repayment (principal and interest) be amortized in level payments over a period not extending beyond five years from the date of the loan. If the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant and if the loan is for a principal residence, shall not be made for a period longer than the repayment period consistent with commercial practices.

        The Participant shall make an application for a loan in such manner and in accordance with such rules as the Employer shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

        Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator will pursue any appropriate further investigations concerning the creditworthiness and credit history of the Participant to determine whether a loan should be approved.

        Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

        There will be an assignment of collateral to the Plan executed at the time the loan is made.

        For loans commencing on or after October 1, 2001, repayment shall be made through payroll deduction and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. Loan repayments that are accumulated through payroll deduction shall be paid to the Trustee by the earlier of (i) the date the loan repayments can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which such amounts would otherwise have been paid in cash to the Participant.

        The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to ail Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

        Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

        The Plan shall suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

        If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan shall suspend loan payments until the Participant's completion of military service or until the Participant's fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

        If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

         Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

         In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

         All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance. If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above.

         If no distributable event has occurred under the Plan at the time that the Participant's Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. An outstanding loan will become due and payable in full 60 days after a Participant ceases to be an Employee and a party-in-interest as defined in ERISA or after complete termination of the Plan.

SECTION 5.03 - DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

        The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

        Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

        The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $5,000 ($3,500 for Plan Years beginning before August 6, 1997).

        The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

        If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

        The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

SECTION 6.01 - FORMS OF DISTRIBUTION.

     (a) Retirement and Termination Benefits. The forms of distribution for retirement and termination benefits hereunder are either a single-sum payment or annual installment payments over a fixed period of years not in excess of the Participant's life expectancy.

     (b) Death Benefits. The forms of distribution for death benefits hereunder are either a single sum payment or the distribution of the remainder of any installment payments that commenced during the Participant's life.

     (c) Qualifying Employer Securities. Amounts invested in the Qualifying Employer Securities Fund shall be distributed in kind (with cash distributed instead of a fractional share) or in cash, at the election of each Participant. Certificates representing Qualifying Employer Securities distributed hereunder shall bear such legends as the Employer determines are necessary or appropriate to comply with applicable securities laws.

SECTION 6.02 - AMOUNT OF DISTRIBUTION.

     The amount of a retirement, termination or death benefit distributable hereunder shall equal the Vesting Percentage applied to the balance of a Participant's Accounts.

SECTION 6.03 - TIME OF DISTRIBUTION.

     Except as provided in section 6.04 hereof, the time of distribution shall be determined under Article VII.

SECTION 6.04 - DISTRIBUTION OF SMALL AMOUNTS.

     A "small amount" hereunder is the vested portion of the Participant's Accounts not in excess of:

     (a)  $5,000 for periods on or after October 1, 2001; or

     (b)  $3,500 for periods before October 12, 2001.

The Plan Administrator can elect to immediately distribute a small amount in the form of a single sum payment, without the consent of the Participant, and as soon as practicable after the Participant's termination of employment (for any reason).

         If the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account as of the date of his termination.

SECTION 6.05 - CONSENT REQUIREMENTS.

         A Participant shall consent to a distribution hereunder, other than a distribution of a small amount. Any such consent shall be made in writing on forms acceptable to the Plan Administrator. The consent shall not be made more than 90 days before the Participant's Annuity Starting Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9), Code Section 415 or Code Section 401(k).

SECTION 6.06 - BENEFICIARY DESIGNATION.

         A Participant shall be entitled to designate one or more Beneficiary, in writing, on forms acceptable to the Plan Administrator. Any such designation shall be effective upon its acceptance by the Plan Administrator. If a Participant is married on the date of his death, he has designated a beneficiary other than his spouse, and his spouse has not consented, such designation shall be void and his spouse shall receive his benefit.

         Spousal consent is needed to name a Beneficiary other than the Participant's spouse. If a Participant names a Beneficiary other than his spouse, the spouse has the right to limit consent only to a specific Beneficiary. The spouse can relinquish such right. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

         Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

                                   ARTICLE VII

                        DISTRIBUTION TIMING REQUIREMENTS

SECTION 7.01- DEFINITIONS.

         For purposes of this article, the following terms are defined:

         5% Owner means a 5% owner as defined in Code Section 416. A Participant is treated as a 5% Owner for purposes of this article if such Participant is a 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

         In addition, a Participant is treated as a 5% Owner for purposes of this article if such Participant becomes a 5% Owner in a later Plan Year. Such Participant's Required Beginning Date shall not be later than the April 1st of the calendar year following the calendar year in which such later Plan Year ends.

         Once distributions have begun to a 5% Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5% Owner in a subsequent year.

         Required Beginning Date means, for a Participant who is a 5% Owner, the April 1st of the calendar year following the calendar year in which he attains age 70 1/2.

         Required Beginning Date means, for any Participant who is not a 5% Owner, and for Plan Years beginning on or after January 1, 1998, the April 1st of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

         The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1st of the calendar year in which the Participant attains age 70 1/2 and ends April 1st of the immediately following calendar year.

         The options available for Participants who are not 5% Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1st of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in
         1996) to defer distributions until the calendar year following the calendar year in which he retires.

SECTION 7.02 - DISTRIBUTION TIMING REQUIREMENTS.

          (a) Distribution shall be made as soon as practicable after a Participant's termination of employment for any reason; the Participant's consent shall be required for any distribution hereunder, except the distribution of a small benefit.

          (b) A Participant may elect to defer the distribution of his benefit, other than a small benefit, but not later than his Required Beginning Date.

          (c) If a Participant fails to elect a time of distribution, his benefit shall be distributed not later than 60 days after the close of the Plan Year in which he attains the Normal Retirement Age.

          (d) With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

          (e) If a Participant dies, his benefit will be distributed not later than five years after his date of death (if payable in a single sum) or installment payments shall resume not later than one year after his date of death.

SECTION 7.03 - TRANSITIONAL RULE.

         (a) Notwithstanding the other requirements of this article, distribution on behalf of any Participant, including a 5% Owner, may be made in accordance with all of the following requirements (regardless of when such distribution begins):

               (1) The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

               (3) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

               (4) The Participant had an accrued benefit under the Plan as of December 31, 1983.

               (5) The method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will begin, a distribution in the form of a single sum payment, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

          (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

          (c) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered a revocation of the designation. In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and J-3 in section l.401(a)(9)-2 of the proposed regulations shall apply.

                                  ARTICLE VIII

                             TERMINATION OF THE PLAN

        The Employer reserves the right to terminate the Plan in whole or in part at any time. Complete discontinuance of Contributions constitutes complete termination of the Plan.

     The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

     A Participant's Account which does not result from the Contributions listed below may be distributed to the Participant after the effective date of the complete termination of the Plan:

     Elective Deferral Contributions
     Qualified Nonelective Contributions

     A Participant's Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain or establish a successor defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p)) and such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

     The Participant's entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if
(i) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (ii) consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit which is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

     Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

     The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN

SECTION 9.01 - ADMINISTRATION.

        Subject to the provisions of this article, the Plan Administrator has complete discretionary control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

        Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

        The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02 - EXPENSES.

        Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03 - RECORDS.

     All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

     Writing (handwriting, typing, printing), Photostatting, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04 - CLAIM AND APPEAL PROCEDURES.

     A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

     If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

     The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period renders the Plan Administrator's determination of such denial final, binding and conclusive.

     If the Claimant appeals to the Plan Administrator, the Claimant (or his authorized representative) may submit in writing whatever issues and comments the Claimant (or his authorized representative) feels are pertinent. The Claimant (or his authorized representative) may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.05 - VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES.

     The Trustee shall exercise the voting rights attributable to Qualifying Employer Securities in accordance with the instructions of the Plan Administrator. Tender rights or exchange offers for Qualifying Employer Securities shall be exercised by the Trustee in accordance with the instructions of the Plan Administrator. The Plan Administrator shall provide such instructions in accordance with the best interests of the Plan and its Participants and Beneficiaries.

SECTION 9.06 - PREPARTICIPATION SERVICE.

     The Employee Benefits Committee, in its discretion, may award service credit hereunder for purposes of determining a Partricipant's Vesting Percentage, Matching Contributions or eligibility to participate in the Plan. Any such credit shall be made in a nondiscriminatory manner in accordance with the provisions of Code Section 401(a)(4) and shall be related to a termination, merger, spin off or similar corporate transaction arising out of the acquisition by the Employer (or an affiliate thereof) of such predecessor employer.

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01 - AMENDMENTS.

     The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

     An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

     No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

         If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

         An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

         (a) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31,
              1988) and

         (b) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02 - DIRECT ROLLOVERS.

        Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

SECTION 10.03 - MERGERS AND DIRECT TRANSFERS.

        The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

     The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

     The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

     Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

SECTION 10.04 - PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

     The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

     Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

     Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

        Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05 - EMPLOYMENT STATUS.

        Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06 - RIGHTS TO PLAN ASSETS.

        An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

        Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07 - NONALIENATION OF BENEFITS.

        Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code
Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant's benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgement, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.08 - CONSTRUCTION.

        The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the


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state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

        In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.09 - CHOICE OF LAW.

        This Plan and its related Trust Agreement shall be governed by Federal law and, to the extent Federal law is not controlling, in accordance with the internal laws of the State of Mississippi, without regard to the conflicts of law provisions thereof.

SECTION 10.10 - WORD USAGE.

        The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

        The words "in writing" and "written," where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.11 - MILITARY SERVICE.

        Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).


                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01 - APPLICATION.

        The provisions of this article shall supersede all other provisions in the Plan to the contrary.

        For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

        The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article. The


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

minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02 - DEFINITIONS.

         For purposes of this article the following terms are defined:

         Aggregation Group means:

         (a) each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

         (b) each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

         (c)      any of the Employer's other qualified plans not included in
                  (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code
                  Section 410.

         The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

         Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition to compensation as defined in the CONTRIBUTION LIMITATION SECTION of
Article III, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Employer.


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

         Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

         Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

         (a) an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Code
                  Section 415(b)(1)(A).

         (b) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A).

         (c)      a 5% owner of the Employer, or

         (d) a 1% owner of the Employer who has annual Compensation of more than $ 150,000.

         The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

         The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

         Non-Key Employee means any Employee who is not a Key Employee.

         Present Value means the present value of a participant's accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

        Top-heavy Plan means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

        (a) The Top-heavy Ratio for this Plan exceeds 60% and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

        (b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60%.


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

         (c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60%.

         Top-heavy Ratio means:

         (a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Dates) including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.


         (b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with
               (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code
               Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.


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

     (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
          Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least an hour of service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03 - MODIFICATION OF CONTRIBUTIONS.

     During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

     (a)  3% of such person's Compensation for such Plan Year.

     (b) The "highest percentage" of Compensation for such Plan Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To


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

          determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).

     If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

     The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

     If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

     If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight Life basis equal to the lesser of:

     (c)  2% of his average compensation multiplied by his years of service, or

     (d)  20% of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

     For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.


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

     The requirements of this section shall be met without regard to any Social Security contribution.

SECTION 11.04 - MODIFICATION OF CONTRIBUTION LIMITATION.

     If the provisions of subparagraph (I) of the CONTRIBUTION LIMITATION SECTION of Article III are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the contribution limitations shall be modified. The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in the CONTRIBUTION LIMITATION SECTION of Article III shall be modified by substituting "100%" in lieu of "125%." In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in the CONTRIBUTION LIMITATION SECTION of
Article III, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

     The modifications in the paragraph above shall not apply with respect to a Participant so long as employer contributions, forfeitures, or nondeductible employee contributions are not credited to his account under this or any of the Employer's other defined contribution plans and benefits do not accrue for such Participant under the

     Employer's defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

     This section shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

     THIS PLAN was approved by the Board of Directors of the Primary Employer on December 12, 2001, to be effective as of October 1, 2001, unless otherwise specified herein.

                                       NBC CAPITAL CORPORATION

                                       By: /s/ Richard T. Haston
                                           -------------------------

                                       Its:  Chief Financial Officer

                                       Date: December 12, 2001


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